EXHIBIT 10.70

Supplemental agreement

Party A : Xingren Almaden New Energy Co.,Ltd

Party B: Jiangsu Zhonghong Photovoltaic Electric Co., Ltd

Through friendly negotiation, both parties agree to make the following supplementary agreement regarding the project contract of 30MWp agricultural photovoltaic power station project of xinren signed in July 2019 (contract no. : smx-jszh-2019-035) :

1.	The total price of the project is adjusted to 149,928,000.00 yuan, unit price: 4.21895yuan/watt, installation capacity is 35.5368MWp, and the final settlement is based on the actual installation capacity;

2.	Legal compliance documents concerning the project are adjusted and changed as follows:

No.	Document name	Official reply No.	Official reply entity	Date of official reply	Remarks
1	Project Investment and Development Agreement
2	Project Filing Documents
3	Feasibility study report and review opinion
4	Solar resource assessment report and review opinion
5	Access to system report and review opinion
6	Transmission project approval documents
7	Land use pre-review documents and official reply on land use
8	EIA approval (record) document
9	Water and soil conservation plan and official reply
10	Project planning site selection document
11	Construction land planning documents

No.	Document name	Official reply No.	Official reply entity	Date of official reply	Remarks
12	Forest land occupation approval
13	Covered mineral resources assessment report and review opinions (including material submission certificate)
14	Geological hazard risk assessment report and review opinion
15	Safety assessment report and review and official reply
16	Engineering quality supervision and inspection report
17	Social stability assessment report
18	Electricity generation approval
19	Environmental impact assessment report
20	Conservation of water and soil inspection report

3.	Spare parts shall be subject to the content in the technical agreement

4.	This agreement is a supplement to the project contract of 30MWp agricultural photovoltaic power station project of xingren. It also has legal effect. Other matters shall be subject to the original contract.

Signed date: September 30, 2019